UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(D) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 3, 2007

                                   PAID, INC.
               (Exact name of Registrant as Specified in Charter)

        Delaware                    0-28720                      73-1479833
     (State or other       (Commission File Number)            (IRS Employer
     Jurisdiction of                                         Identification No.)
     Incorporation)

                4 Brussels Street, Worcester, Massachusetts 01610
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (508) 791-6710

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         (Former nae or former address, if changed siince last report.)

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Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Report

Response - On March 28, 2007, as part of its audit review of the Company's proposed Annual Report on Form 10-KSB for the year ended December 31, 2006, our independent registered accountants identified a possible issue related to the accounting treatment of certain call options received by the Company in 2005. On April 3, 2007, Management determined, based on the advice of its independent registered accountants on that date, that a restatement of previously filed quarterly reports for the quarters ended, June 30, 2005 and September 30, 2005, and the year ended December 31, 2005, and for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006 was required to correct the treatment of the accounting for the call options.

The change in accounting treatment is described in full detail in Note 14 to the Audited Consolidated Financial Statements, Part II, Item 7, of the Company's Annual Report on Form 10-KSB, filed on April 4, 2007 ("Note 14"). As a brief summary, the Company determined that the cash received from the sale price of the call options should have been recorded as an increase to additional paid-in capital. As a result, the Company restated its statements of operations to remove the effects of this change from operations and to treat the original transaction and any subsequent transactions related to it as capital transactions. Note 14 provides more detailed information regarding this change.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PAID, INC.


Date:  February 4, 2008             By:  /s/ Greg Rotman
                                       -----------------------------------------
                                          Greg Rotman, President